Exhibit 99.1

AzurRx BioPharma Announces Initiation of Phase 2 Clinical Study for MS1819-SD in combination with standard PERT for Cystic Fibrosis Patients with Severe Exocrine Pancreatic Insufficiency

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Dose escalation study of MS1819-SD in combination with standard porcine pancreatic enzyme replacement therapy (PERT) in CF patients with severe exocrine pancreatic insufficiency (EPI).

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Patients in study have persistent malnutrition and clinical symptoms of fat malabsorption despite being on the maximum daily doses of PERTs.

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First patient visits have been completed in Hungary.

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Preliminary data expected in early 2020.

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MS1819 R&D Update webcast call scheduled for Monday, July 8th at 4:30 p.m. EST

NEW YORK, July 8, 2019 (GLOBE NEWSWIRE) -- AzurRx BioPharma, Inc. (NASDAQ:AZRX) (AzurRx or the Company), a company specializing in the development of non-systemic, recombinant therapies for gastrointestinal diseases, today announced that it has initiated a Phase 2 clinical trial to investigate MS1819-SD in combination with standard porcine enzyme replacement therapy (PERT) for patients with cystic fibrosis (CF) that suffer from severe exocrine pancreatic insufficiency (EPI), but continue to experience clinical symptoms of fat malabsorption despite taking the maximum daily dose of PERTs.

The digestive standard of care for both CF and chronic pancreatitis (CP) patients with EPI are commercially-available PERTs. Ideally, a stable daily dose of PERT will enable CF patients to eat a normal to high-fat diet and minimize unpleasant gastrointestinal symptoms. In practice, however, a substantial number of CF patients do not achieve normal absorption of fat with PERTs(1,2). Achieving an optimal nutritional status, including normal fat absorption levels, in CF patients is important for maintaining better pulmonary function, physical performance and prolonging survival. Furthermore, a decline of body mass index around the age of 18 years predicts a substantial drop in lung function(3,4).

The Phase 2 multi-center study is designed to investigate the safety, tolerability and efficacy of escalating doses of MS1819-SD, in conjunction with a stable dose of PERTs, in order to increase the coefficient of fat absorption (CFA) and relieve abdominal symptoms. A combination therapy of PERT and MS1819-SD has the potential to: (i) correct macronutrient and micronutrient maldigestion;(ii) eliminate abdominal symptoms attributable to maldigestion; and (iii) sustain optimal nutritional status on a normal diet in CF patients with severe EPI. Planned enrollment is expected to include approximately 24 CF patients with severe EPI, with study completion anticipated in 2020.

Thijs Spoor, Chief Executive Officer of AzurRx, commented, “The study of MS1819-SD in combination with PERT, the existing standard of care for treating severe EPI in CF patients, focuses on the clinical needs of the one-third of patients whose nutritional needs cannot be met with PERT alone. Together with our Phase 2 OPTION Study to investigate MS1819-SD as a replacement for PERT, we are seeking to address the needs of CF patients by exploring the efficacy of both MS1819-SD replacement and combination therapies.”

Dr. James Pennington, Chief Medical Officer of AzurRx, added, “The clinical nutritional needs of CF patients with severe EPI have long been underserved. These patients cannot use higher doses of commercially-available PERTs to alleviate these issues due to the potential risk of fibrosing colonopathy. We are optimistic that the planned study can provide these patients with a treatment plan that utilizes a safe, non-porcine therapy to potentially bolster the efficacy of existing PERTs.”

R&D Update Call

The Company’s Investor Relations firm, LifeSci Advisors, will be hosting a MS1819 R&D update call with AzurRx’s management team on Monday, July 8th at 4:30 p.m. EST. Investors can join the call using the following numbers and webcast link:

U.S. Investors:  877-407-0784
International Investors: 201-689-8560
Conference ID:  13692348
Webcast:    http://public.viavid.com/index.php?id=135215

About MS1819-SD

MS1819-SD, supplied as an oral non-systemic biologic capsule, is a recombinant enzyme that is derived from the Yarrowia lipolytica lipase, and unlike the PERT-based standard of care, does not contain any animal products.

In a Phase 2 trial of MS1819-SD in patients with CP, MS1819-SD showed a favorable safety profile with good tolerability. Additionally, a statistically significant (p=0.002) improvement in the coefficient of fat absorption of 21.8% was observed the highest studied dose (per protocol).

The Company is also currently conducting the OPTION Study, the Company’s Phase 2 multi-center study to investigate the safety, tolerability and efficacy of MS1819-SD in a head-to-head comparison against the current PERT standard of care for EPI in CF patients.  The Company recently announced the completion of patient enrollment in the OPTION Study, with top-line results expected late Summer 2019.

About Exocrine Pancreatic Insufficiency:

EPI is a condition characterized by deficiency of the exocrine pancreatic enzymes, resulting in the inability to digest food properly, or maldigestion. The deficiency in this enzyme can be responsible for greasy diarrhea, fecal urge and weight loss.

There are approximately 90,000 patients in the U.S. with EPI caused by chronic pancreatitis according to the National Pancreas Foundation and more than 30,000 patients with EPI caused by cystic fibrosis according to the Cystic Fibrosis Foundation. Patients are currently treated with porcine pancreatic enzyme replacement pills.

AzurRx BioPharma, Inc.

AzurRx BioPharma, Inc. (NASDAQ:AZRX) is engaged in the research and development of non-systemic biologics for the treatment of patients with gastrointestinal disorders. MS1819-SD recombinant lipase for EPI is the Company's lead development program, and additional early stage research is being conducted for the prevention of hospital-acquired infections. The Company is headquartered in Brooklyn, NY, with scientific operations based in Langlade, France. Additional information on the Company can be found at www.azurrx.com

Forward-Looking Statements

This press release may contain certain statements relating to future results which are forward-looking statements. These statements are not historical facts, but instead represent only the Company’s belief regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. It is possible that the Company’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. Additional information concerning the Company and its business, including a discussion of factors that could materially affect the Company’s financial results, including those related to the clinical development of MS1819-SD and final results of the Phase 2 OPTION Study, are contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 under the heading “Risk Factors,” as well as the Company’s subsequent filings with the Securities and Exchange Commission. All forward-looking statements included in this press release are made only as of the date of this press release, and we do not undertake any obligation to publicly update or correct any forward-looking statements to reflect events or circumstances that subsequently occur or of which we hereafter become aware.

For more information:

AzurRx BioPharma, Inc.
760 Parkside Avenue
Suite 304
Brooklyn, NY 11226
Phone: (646)-699-7855
info@azurrx.com

Investor Relations contact:

LifeSci Advisors, LLC.
Hans Vitzthum, Managing Director
250 West 55th Street - Suite 16B
New York, NY 10019
Phone: 617-535-7743
www.lifesciadvisors.com
hans@lifesciadvisors.com

References

(1)
Freedman, S.D., Am. J. Manag. Care, 2017; 23: S2220-S228
(2)
Littlewood, J. et al, 2006, Pediatric Pulmonology, 2006, 41:35-49
(3)
Engelen, M. et al, 2014, Curr. Opin. Clin. Nutr. Metab. Care; 17(6):515-520
(4)
Vandenbranden, S.L. et al, 2012, Pediatric Pulmonology, 2012; 47(2): 135-143